EXHIBIT 10.6
EXECUTION VERSION

SEPARATION, CONSULTING, AND RELEASE AGREEMENT
This SEPARATION, CONSULTING, AND RELEASE AGREEMENT (this “Agreement”), delivered this 22nd day of July 2016 (the “Delivery Date”), confirms the following understandings and agreements between RenaissanceRe Holdings Ltd. (the “Company”) and Jeffrey D. Kelly (“you;” provided, however, that, where the context so requires and where necessary to give effect to the terms hereof, “you” shall also refer to your Affiliates). All capitalized terms used, but not defined, herein shall have the meanings ascribed to them in your Further Amended and Restated Employment Agreement with the Company dated as of October 23, 2013 (your “Employment Agreement”).
W I T N E S S E T H :
WHEREAS, you currently serve as Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company;
WHEREAS, you and the Company are parties to your Employment Agreement, which sets forth the terms and conditions of your employment with the Company;
WHEREAS, you and the Company now desire to enter into a mutually satisfactory arrangement concerning, among other things, your eventual separation from service with the Company, the terms of your service during a transition period, the terms of your service during a post-employment consulting period, and other matters related thereto;
WHEREAS, subject to the terms and conditions contained herein, you and the Company mutually agree to embody in this Agreement the terms and conditions applicable to your continued employment with the Company and separation from service therewith; and
WHEREAS, this Agreement contains a mutual release of claims and constitutes the mutually agreeable mutual general release of claims contemplated by Section 8(i) of your Employment Agreement, and by delivery hereof, the Company hereby notifies you, and you hereby acknowledge your understanding, that your execution of this Agreement and the Second General Release (as defined below) is required for you to receive any of the payments and benefits set forth in Section 8(e) of your Employment Agreement (other than the Accrued Obligations).
NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, you and the Company hereby agree as follows:

Section 1.	Separation from Service.
(a)    Separation Date. You hereby acknowledge and agree that your separation from service with the Company and its Affiliates (collectively, with the Company, the “Company Group”) pursuant to Section 8(e) of your Employment Agreement, and, except as set forth in Section 8 of this Agreement, from any other position you held as an officer, director, committee member, or other service provider of any member of the Company Group, and the expiration of the Term of Employment, will become effective as of the close of business on September 15, 2016 or, if earlier, the date of your death, a termination due to your Disability, a termination by the Company for Cause, or a termination by you for any reason (in any case, an “Early Termination”), and the earlier of September 15, 2016, and the date of an Early Termination shall be referred to herein as the “Separation Date.” Except as otherwise expressly set forth herein, you shall not represent yourself after the Separation Date as being an employee, officer, director, agent, or representative of the Company or any other member of the Company Group for any purpose. Notwithstanding anything in your Employment Agreement to the contrary, the term “Good Reason” shall hereafter mean solely, without your consent, any breach by the Company of any material provision of this Agreement. Except as otherwise provided in your Employment Agreement, the Separation Date shall be the termination date of your employment for purposes of participation in and coverage under all benefit plans and programs sponsored by or through the Company or any other member of the Company Group. Except as otherwise explicitly set forth herein, the terms and conditions set forth in your Employment Agreement shall continue to govern your employment with the Company. In the event that any terms of this Agreement might be deemed, at any time, to conflict with the terms of your Employment Agreement or would result in a duplication of benefits, the terms of this Agreement shall exclusively govern.
(b)    Resignation of Officer Positions. Notwithstanding anything in Section 1(a) above to the contrary, effective as of the close of business on the Separation Date, you shall cease serving as Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company and shall resign from any officer or director positions that you hold within the Company Group as of such date. Notwithstanding such resignations, you shall continue to be an employee of the Company through the end of the Term of Employment, and such resignations shall in no respect be considered a termination of employment, separation from service, or similar event for any purpose under your Employment Agreement or this Agreement.

Section 2.	Compensation and Benefits.
(a)    General. From the date on which this Agreement is executed and through the remainder of the Term of Employment, you shall continue to receive all compensation and benefits set forth in your Employment Agreement, remain eligible to participate in the health insurance and other benefit plans of the Company in which you are currently eligible to participate, and continue to receive the perquisites and other personal benefits currently provided to you (including your housing benefits and rights to personally use the Company’s corporate aircraft), in accordance with the terms of your Employment Agreement, subject in all cases to any rights the Company may have to amend or terminate any or all of such plans or arrangements at any time and from time to time.
(b)    Continued Vesting. During the Term of Employment, unvested Awards shall continue to vest according to their terms and any applicable provisions contained in your Employment Agreement.

Section 3.	Opportunity for Review; Acceptance.

You shall have from the Delivery Date until August 1, 2016 (the “Review Period”), to review and consider this Agreement. To accept this Agreement and the terms and conditions contained herein, you must execute and date this Agreement where indicated below and return the executed copy of this Agreement to the Company prior to the expiration of the Review Period, to the attention of the Company’s Group General Counsel. In the event of your failure to execute and deliver this Agreement prior to the expiration of the Review Period, this Agreement will be null and void and of no effect, the Company will have no obligations hereunder, and you shall not be entitled to any payments or benefits under your Employment Agreement that are conditioned upon the execution of a release of claims (which for purposes of clarification shall include all payments and benefits otherwise owing to you thereunder following the Separation Date, other than Accrued Obligations).

Section 4.	Mutual Release and Waiver of Claims.
(a)    Definition. As used in this Agreement, the term “claims” will include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, accounts, attorneys’ fees, judgments, losses, and liabilities, of whatsoever kind or nature, in law, equity, or otherwise.
(b)    Your Release and Waiver of Claims.
(i)    For and in consideration of the payments and benefits set forth in this Agreement and other good and valuable consideration, including the Company’s release and waiver of claims described in Section 4(c) below, you, for and on behalf of yourself and your heirs, administrators, executors, and assigns, effective as of the date of your execution of this Agreement, do fully and forever release, remise, and discharge each member of the Company Group and their successors and assigns, together with their respective officers, directors, partners, shareholders, employees, and agents (collectively, the “Company Parties”), from any and all claims whatsoever up to and including the date of your execution of this Agreement that you had, may have had, or now have against any of the Company Parties, whether known or unknown, for or by reason of any matter, cause, or thing whatsoever, including any claim arising out of or attributable to your employment with any member of the Company Group or your service as an officer, director, committee member, or other service provider of any member of the Company Group, or the termination of your employment with any member of the Company Group, or the termination of your service as an officer, director, committee member, or other service provider of any member of the Company Group, whether for tort, breach of express or implied employment contract, intentional infliction of emotional distress, wrongful termination, unjust dismissal, defamation, libel, or slander, or under any Bermuda, Republic of Singapore, Republic of Ireland, or United States federal, state, or local law or regulation. You intend the release contained herein to be a general release of any and all claims to the fullest extent permissible by law and for the provisions regarding the release of claims against the Company Parties to be construed as broadly as possible, and hereby incorporate in this release similar such federal, state or other laws, all of which you also hereby expressly waive.

(ii)    You acknowledge and agree that as of the date you execute this Agreement, you have no knowledge of any facts or circumstances that give rise or could give rise to any claims under any of the laws listed in the preceding paragraph.
(iii)    You understand and agree that claims or facts in addition to or different from those which are now known or believed by you to exist may hereafter be discovered, but it is your intention to fully and forever release, remise and discharge all claims which you had, may have had, or now have against the Company Parties, whether known or unknown, suspected or unsuspected, asserted or unasserted, contingent or noncontingent, without regard to the subsequent discovery or existence of such additional or different facts. Without limiting the foregoing, by signing this Agreement, you expressly waive and release any provision of law that purports to limit the scope of a general release.
(iv)    Notwithstanding the foregoing, nothing in this Agreement shall be a waiver of your rights with respect to payment of amounts and other benefits under this Agreement or any claims that cannot be waived by law.
(c)    The Company’s Release and Waiver of Claims. For and in consideration of your continuing obligations to the Company pursuant to this Agreement and your Employment Agreement as well as your release and waiver of claims described in Section 4(b) above, the Company, on behalf of itself and the Company Parties, hereby releases and forever discharges you from any and all claims whatsoever up to the Delivery Date that it had, may have had, or now have for or by reason of any claim arising out of or attributable to your employment with any member of the Company Group or your service as an officer, director, committee member, or other service provider of any member of the Company Group, or the termination of your employment with any member of the Company Group, or the termination of your service as an officer, director, committee member, or other service provider of any member of the Company Group, or pursuant to any Bermuda, Republic of Singapore, Republic of Ireland, or United States federal, state, or local law or regulation (excluding in all events any claims any of the Company Parties may have in the future for a breach of this Agreement or your Employment Agreement, any claims that are based upon any of your acts or omissions that involve fraud, embezzlement, theft, or arise out of facts that constitute a knowing violation of law or any claims based on any criminal actions by you).
(d)    Second General Release. For and in consideration of the payments and benefits set forth in this Agreement and other good and valuable consideration, including the Company’s release and waiver of claims, you agree to execute the release and waiver of claims set forth on Exhibit A hereto and made a part hereof (the “Second General Release”).  You hereby agree that the Second General Release may not be executed by you earlier than the Separation Date (or in the case of an Early Termination due to your death or Disability, the date of such Early Termination), or later than the date that is seven (7) days following the Separation Date (or the next business day if such date is not a business day), and in the event you do not timely execute the Second General Release, you shall not be entitled to any further payments or benefits (other than Accrued Obligations) from any member of the Company Group, including without limitation any compensation and benefits set forth in Section 7(a) of this Agreement or the Company’s agreement to waive and release you from claims as set forth in the Second General Release. For the avoidance of doubt, in the event of an Early Termination due to your death or Disability, your obligations herein and in Exhibit A hereto to execute the Second General Release may be satisfied on your behalf by your estate or a person having legal power of attorney over your affairs.

Section 5.	No Suit.
Each of you and the Company represents and warrants that you and it, respectively, have not previously filed, and to the maximum extent permitted by law agree not to file, a claim against the other party (which, for purposes of this Section 5, includes the Company Parties) regarding any of the claims respectively released herein. If, notwithstanding this representation and warranty, either you or the Company has filed or files such a claim, the filing party agrees to cause such claim to be dismissed with prejudice and shall pay any and all costs required in obtaining dismissal of such claim, including without limitation the attorneys’ fees and expenses of any of the parties against whom such a claim has been filed.

Section 6.	Knowing and Voluntary Waiver.
You expressly acknowledge and agree that you:
(a)    Are able to read the language, and understand the meaning and effect, of this Agreement;
(b)    Have no physical or mental impairment of any kind that has interfered with your ability to read and understand the meaning of this Agreement or its terms, and that you are not acting under the influence of any medication, drug, or chemical of any type in entering into this Agreement;
(c)    Are specifically agreeing to the terms of the release contained in this Agreement because the Company has agreed to provide you with the payments and benefits described in Section 8(e) of your Employment Agreement (other than the Accrued Obligations) and because of the Company’s agreement to waive and release you from claims as set forth in Section 4(c) above, which the Company has agreed to provide because of your agreement to accept these payments and benefits in full settlement of all possible claims you might have or ever had that are released hereunder, and because of your execution of this Agreement;
(d)    Acknowledge that but for your execution of this Agreement, you would not be entitled to the payments or benefits described in Section 8(e) of your Employment Agreement (other than the Accrued Obligations) or the Company’s waiver and release of claims described in Section 4(c) above;
(e)    Had or could have had the entire Review Period in which to review and consider this Agreement, and that if you execute this Agreement prior to the expiration of the Review Period, you have voluntarily and knowingly waived the remainder of the Review Period;

(f)    Have not relied upon any representation or statement not set forth in this Agreement made by the Company Group or any of its representatives;
(g)    Were advised to consult with your attorney regarding the terms and effect of this Agreement; and
(h)    Have signed this Agreement knowingly and voluntarily.

Section 7.	Separation Payments.
(a)    General. Following your Separation Date, in consideration for and subject to your execution of this Agreement, your continued service to the Company through the Separation Date, and your execution of the Second General Release, you shall be entitled to the payments and benefits described in Section 8(e) of your Employment Agreement in accordance with the terms thereof; provided, however, that (i) the Accrued Obligations (including your rights to indemnification pursuant to Section 12 of your Employment Agreement) shall be provided to you pursuant to your Employment Agreement in all events regardless of whether this Agreement is executed or becomes effective, and (ii) for the avoidance of doubt, for purposes of determining the amounts to be provided to you pursuant to Sections 8(d)(iii) and 8(d)(iv) of your Employment Agreement, the Annual Bonus shall be the actual Annual Bonus paid to you during 2016 in respect of the Company’s 2015 fiscal year.
(b)    No Further Entitlements. You acknowledge and agree that the payments and other benefits provided to you hereunder in connection with your separation from service are in full discharge of any and all liabilities and obligations of the Company or any other member of the Company Group to you, monetarily or with respect to employee benefits or otherwise, including but not limited to any and all obligations arising under any alleged written or oral employment agreement, arrangement, policy, plan, or procedure of the Company or any other member of the Company Group or any alleged understanding or arrangement between you and the Company or any other member of the Company Group. Further, you acknowledge and agree that in no event shall the Company have any further obligations under your Employment Agreement other than as expressly set forth herein or therein.
(c)    Taxes. The payments referenced in this Section 7 shall be subject to reduction for tax and other withholding obligations as described in Section 13 of your Employment Agreement.
(d)    Notice and Cure. You and the Company hereby acknowledge that all applicable notice and cure provisions relating to your termination of employment pursuant to Section 8(e) of your Employment Agreement shall be deemed to have been timely satisfied.
(e)    Continuing Obligations. Without limiting anything herein or in your Employment Agreement, your obligations to the Company pursuant to Sections 8(j), 9, and 10 of your Employment Agreement shall survive the Separation Date according to their terms; provided, that, for the avoidance of doubt, for purposes of Sections 9 and 10 of your

Employment Agreement, each of the Non-Competition Period and the Non-Interference Period shall continue through the twelve (12) month anniversary of the Separation Date.
(f)    Early Termination. Notwithstanding anything in this Agreement or your Employment Agreement to the contrary, you shall be entitled to all the benefits and payments provided in this Section 7 notwithstanding an Early Termination; provided, that, in the event of an Early Termination by the Company for Cause or by you without Good Reason, you shall not be entitled to the benefits provided by Section 7(a) above other than the Accrued Obligations.

Section 8.	Post-Termination Consulting Appointment.
(a)    Consulting Period; Consulting Services. Provided that an Early Termination shall have not occurred, you shall serve as a consultant to the Company during the period commencing on September 16, 2016, and ending on September 15, 2017, or if earlier, upon (i) your death, (ii) a termination due to your Disability, (iii) a termination by the Company for Cause, (iv) a termination by you for any reason, or (v) your commencement of full-time employment with another employer (the “Consulting Period”). During the Consulting Period, you shall render your assistance and participation, giving at all times the full benefit of your knowledge, expertise, technical skill, and ingenuity, in all matters involved in or relating to the business of the Company (the “Consulting Services”). You agree to perform the Consulting Services as and when reasonably requested by the Company from time to time, taking into account your other time commitments and obligations; provided, however, that you and the Company hereby acknowledge your mutual anticipation and expectation that your time commitment to the Company in respect of providing the Consulting Services shall not exceed twenty percent (20%) of the average level of bona fide services performed by you on behalf of the Company during the thirty-six (36) month period immediately preceding the Separation Date. During the Consulting Period, you shall be an independent contractor and not an employee of the Company, and shall have no right or authority to make or undertake any promise, warranty, or representation or to execute any contract or otherwise assume any obligation or responsibility, in the name of the Company or any member of the Company Group.
(b)    Consulting Fees. In consideration for your provision of the Consulting Services, you will be entitled to aggregate consulting fees (the “Consulting Fees”) equal to Three Hundred Fifty Thousand Dollars ($350,000), payable in substantially equal installments on the same schedule as salary payments are made to the Company’s employees in accordance with the Company’s regular payroll schedule. Notwithstanding the foregoing, payment of (and your further entitlement to) the Consulting Fees shall immediately cease, and the Company Group shall have no further obligations to you with respect thereto, in the event that the Consulting Period terminates pursuant to Section 8(a) above or you materially breach any provision of this Agreement or your Employment Agreement.
(c)    Taxes. As an independent contractor providing the Consulting Services, you will be solely responsible for remitting to the applicable taxing authorities all applicable taxes payable in respect of amounts payable to you under Section 8(b) above, and the Company will not withhold for taxes from any such amounts. In addition, you understand and agree that you are not eligible by virtue of your engagement as a consultant hereunder to participate in any of the employee benefit plans or programs of the Company Group (which participation shall have terminated as of the Separation Date, other than as expressly provided by your Employment Agreement). In the event that this consulting arrangement is reclassified as employment by any governmental agency or court, you further agree that you will not seek to participate in or benefit from any of the employee benefit plans or programs of the Company Group as a result of such reclassification.

Section 9.	Successors and Assigns.
The provisions hereof shall, with respect to you, inure to the benefit of your heirs, executors, administrators, legal personal representatives, and assigns and shall be binding upon your heirs, executors, administrators, legal personal representatives, and assigns, and with respect to the Company Parties, inure to the benefit of and be enforceable by, and may be assigned by the Company Parties to, any purchaser of all or substantially all of their respective business or assets or any successor to the Company Parties (whether direct or indirect, by purchase, merger, consolidation, or otherwise), and where applicable, their heirs, executors, administrators, legal personal representatives, and assigns.

Section 10.	Severability.
If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force or effect. The illegality or unenforceability of such provision, however, shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

Section 11.	Mutual Non-Disparagement.
You agree that you will make no disparaging or defamatory comments regarding any of the Company Parties in any respect or make any comments concerning any aspect of your relationship with any of the Company Parties or the conduct or events that precipitated your termination of employment from any member of the Company Group. Similarly, the Company shall instruct its executive officers to refrain from making any disparaging or defamatory comments regarding you in any respect or making any comments concerning any aspect of your relationship with any member of the Company Group or the conduct or events that precipitated your termination of employment from any member of the Company Group (it being understood that the foregoing shall not prevent any representative of the Company Group from verifying your employment to any potential subsequent employer). The obligations of you and the Company under this Section 11 shall not apply to disclosures required by applicable law, regulation, or order of a court or governmental agency.

Section 12.	Non-Admission.
Nothing contained in this Agreement will be deemed or construed as an admission of wrongdoing or liability on the part of you or any Company Party.

Section 13.	Entire Agreement.

This Agreement constitutes the entire understanding and agreement of the parties hereto regarding your separation from service. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings, and agreements between the parties relating to the subject matter of this Agreement.

Section 14.	Governing Law; Jurisdiction.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH BERMUDA LAW (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT COUNTRY. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below.
RENAISSANCERE HOLDINGS LTD.

By:	/s/ Kevin J. D’Donnell Name: Kevin J. O’Donnell Title: Chief Executive Officer and President Dated: July 22, 2016
/s/ Jeffrey D. Kelly
Jeffrey D. Kelly
Dated: July 22, 2016

[Signature Page to Jeffrey D. Kelly Separation, Consulting and Release Agreement]

SECOND GENERAL RELEASE
This SECOND GENERAL RELEASE is being executed and delivered in accordance with Section 4(d) of the Separation, Consulting and Release Agreement (the “Separation Agreement”) dated [_____], 2016, between RenaissanceRe Holdings Ltd. (the “Company”) and Jeffrey D. Kelly (“you;” provided, however, that, where the context so requires and where necessary to give effect to the terms hereof, “you” shall also refer to your other Affiliates). All capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the Separation Agreement.

Section 1.	Opportunity for Review; Acceptance.
You shall have from the Delivery Date until September 22, 2016 (the “Second General Release Review Period”), to review and consider this Second General Release. To accept this Second General Release and the terms and conditions contained herein, you must execute and date this Second General Release where indicated below and return the executed copy of the Second General Release to the Company prior to the expiration of the Second General Release Review Period, but no earlier than September 15, 2016 (or in the case of an Early Termination due to your death or Disability, the date of such Early Termination), to the attention of the Company’s Group General Counsel (the date on which the Second General Release is executed and delivered to the Company shall be its effective date (the “Second General Release Effective Date”)). In the event of your failure to timely execute and deliver this Second General Release, this Second General Release will be null and void and of no effect, the Company will have no further obligations under the Separation Agreement, and you shall not be entitled to any payments or benefits under your Employment Agreement that are conditioned upon the execution of a release of claims (which for purposes of clarification shall be any and all payments and benefits otherwise owing to you thereunder following the Separation Date, other than Accrued Obligations).

Section 2.	Mutual Release and Waiver of Claims.
(a)    Definition. As used in this Second General Release, the term “claims” will include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, accounts, attorneys’ fees, judgments, losses, and liabilities, of whatsoever kind or nature, in law, equity, or otherwise.
(b)    Your Release and Waiver of Claims.
(i)    For and in consideration of the payments and benefits described in the Separation Agreement and other good and valuable consideration, including the Company’s release and waiver of claims described in Section 2(c) below, you, for and on behalf of yourself and your heirs, administrators, executors, and assigns, effective as of the date of your execution of this Second General Release, do fully and forever release, remise, and discharge the Company Parties from any and all claims whatsoever up to and including the date of your execution of this Second General Release that you had, may have had, or now have against any of the Company Parties, whether known or unknown,

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for or by reason of any matter, cause, or thing whatsoever, including any claim arising out of or attributable to your employment with any member of the Company Group or your service as an officer, director, committee member, or other service provider of any member of the Company Group, or the termination of your employment with any member of the Company Group, or the termination of your service as an officer, director, committee member, or other service provider of any member of the Company Group, whether for tort, breach of express or implied employment contract, intentional infliction of emotional distress, wrongful termination, unjust dismissal, defamation, libel, or slander, or under any Bermuda, Republic of Singapore, Republic of Ireland, or United States federal, state, or local law or regulation. You intend the release contained herein to be a general release of any and all claims to the fullest extent permissible by law and for the provisions regarding the release of claims against the Company Parties to be construed as broadly as possible, and hereby incorporate in this release similar such federal, state or other laws, all of which you also hereby expressly waive.
(ii)    You acknowledge and agree that as of the date you execute this Second General Release, you have no knowledge of any facts or circumstances that give rise or could give rise to any claims under any of the laws listed in the preceding paragraph.
(iii)    You understand and agree that claims or facts in addition to or different from those which are now known or believed by you to exist may hereafter be discovered, but it is your intention to fully and forever release, remise and discharge all claims which you had, may have had, or now have against the Company Parties, whether known or unknown, suspected or unsuspected, asserted or unasserted, contingent or noncontingent, without regard to the subsequent discovery or existence of such additional or different facts. Without limiting the foregoing, by signing this Second General Release, you expressly waive and release any provision of law that purports to limit the scope of a general release.
(iv)    Notwithstanding the foregoing, nothing in this Second General Release shall be a waiver of your rights with respect to payment of amounts and other benefits under the Separation Agreement or any claims that cannot be waived by law.
(e) The Company’s Release and Waiver of Claims. For and in consideration of your continuing obligations to the Company pursuant to this Second General Release and your Employment Agreement as well as your release and waiver of claims described in Section 2(b) above, the Company, on behalf of itself and the Company Parties, hereby releases and forever discharges you from any and all claims whatsoever up to the Second General Release Effective Date that it had, may have had, or now have for or by reason of any claim arising out of or attributable to your employment with any member of the Company Group or your service as an officer, director, committee member, or other service provider of any member of the Company Group, or the termination of your employment with any member of the Company Group, or the termination of your service as an officer, director, committee member, or other service provider of any member of the Company Group, or pursuant to any Bermuda, Republic of Singapore, Republic of Ireland, or United States federal, state, or local law or regulation (excluding in all

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events any claims any of the Company Parties may have in the future for a breach of the Separation Agreement, this Second General Release, your Employment Agreement, any claims that are based upon any of your acts or omissions that involve fraud, embezzlement, theft, or arise out of facts that constitute a knowing violation of law or any claims based on any criminal actions by you).

Section 3.	No Suit.
Each of you and the Company represents and warrants that you and it, respectively, have not previously filed, and to the maximum extent permitted by law agree not to file, a claim against the other party (which, for purposes of this Section 3, includes the Company Parties) regarding any of the claims respectively released herein. If, notwithstanding this representation and warranty, either you or the Company has filed or files such a claim, the filing party agrees to cause such claim to be dismissed with prejudice and shall pay any and all costs required in obtaining dismissal of such claim, including without limitation the attorneys’ fees and expenses of any of the parties against whom such a claim has been filed.

Section 4.	Knowing and Voluntary Waiver.
You expressly acknowledge and agree that you:
(a)    Are able to read the language, and understand the meaning and effect, of this Second General Release;
(b)    Have no physical or mental impairment of any kind that has interfered with your ability to read and understand the meaning of this Second General Release or its terms, and that you are not acting under the influence of any medication, drug, or chemical of any type in entering into this Second General Release;
(c)    Are specifically agreeing to the terms of this Second General Release because the Company has agreed to provide you with the payments and benefits described in the Separation Agreement and because of the Company’s agreement to waive and release you from claims as set forth in Section 2(c) above, which the Company has agreed to provide because of your agreement to accept these payments and benefits in full settlement of all possible claims you might have or ever had that are released hereunder, and because of your execution of this Second General Release;
(d)    Acknowledge that but for your execution of this Second General Release, you would not be entitled to the payments or benefits described in the Separation Agreement or the Company’s waiver and release of claims described in Section 2(c) above;
(e)    Had or could have had the entire Second General Release Review Period in which to review and consider this Second General Release, and that if you execute this Second General Release prior to the expiration of the Second General

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Release Review Period, you have voluntarily and knowingly waived the remainder of the Second General Release Review Period;
(f)    Have not relied upon any representation or statement not set forth in this Second General Release made by the Company Group or any of its representatives;
(g)    Were advised to consult with your attorney regarding the terms and effect of this Second General Release; and
(h)    Have signed this Second General Release knowingly and voluntarily.
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IN WITNESS WHEREOF, the parties hereto have executed this Second General Release as of the date set forth below.
RENAISSANCERE HOLDINGS LTD.

By:	Name: Kevin J. O’Donnell Title: Chief Executive Officer and President Dated:

Jeffrey D. Kelly
Dated:

[Signature Page to Jeffrey D. Kelly Second General Release]